Exhibit (1)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-9127 on Form S-3 dated August 28, 1987, Registration Statement No. 33-19555 on Form S-3 dated January 15, 1988, Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989, Post-Effective Amendment No. 2 to Registration Statement No. 33-17871 on Form S-8 dated April 28, 1989, Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989, Registration Statement No. 33-31601 on Form S-8 dated October 20, 1989, Registration Statement No. 33-41840 on Form S-8 dated July 26, 1991, Registration Statement No. 33-41841 on Form S-8 dated July 26, 1991, and Registration statement No. 33-54059 on Form S-8 dated June 10, 1994 of our report dated June 17, 1994 with respect to the financial statements of Vickers, Incorporated Retirement Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the plan year ended December 31, 1993.





                                    /S/ ERNST & YOUNG



Toledo, Ohio
June 28, 1994


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